UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 2, 2022
Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

(Exact name of registrant as specified in its charter)

Delaware	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Phillips Highway, Suite 300 Jacksonville , Florida	32256
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 644-7670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 2, 2022, Dream Finders Homes, Inc., a Delaware corporation (the “Company”), entered into an Amended and Restated Credit Agreement (the “Amended and Restated Credit Agreement”) to amend and restate its existing credit agreement dated as of January 25, 2021, as amended by that certain First Amendment and Commitment Increase Agreement dated as of September 8, 2021 and that certain Joiner, Commitment Increase and Reallocation Agreement dated as of September 29, 2021 (collectively, the “Existing Credit Agreement”). The Amended and Restated Credit Agreement provides for a senior unsecured revolving credit facility and is with a syndicate of lenders identified in the Amended and Restated Credit Agreement (including new lenders, Western Alliance Bank and Cadence Bank), and Bank of America, N.A. acts as administrative agent.

The Amended and Restated Credit Agreement is substantially similar to the Existing Credit Agreement except that the Amended and Restated Credit Agreement, among other things, (i) provides for an increase in the aggregate commitments under the facility from $817.5 million to $1.075 billion; (ii) allows the facility to expand to a borrowing base of up to $1.575 billion through its accordion feature; (iii) extends the maturity date from January 25, 2024 to June 2, 2025; and (iv) transitions the applicable interest rate from a Eurodollar based rate to a Secured Overnight Financing Rate (“SOFR”) based rate, as described below.

Under the Amended and Restated Credit Agreement, loans bear interest, at the Company’s option, at (1) a “Base Rate”, which means for any day a fluctuating rate per annum equal to credit spreads of 1.50% to 2.60%, which are determined based on the Company’s debt to capitalization ratio, plus the highest of (a) the Federal Funds Rate plus 0.5%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” (c) Term SOFR plus 1.00% and (d) 1.00%, or (2) a “Term SOFR/Letter of Credit Rate”, which means for any day a fluctuating rate per annum equal to credit spreads of 2.50% to 3.60%, which are determined based on the Company’s debt to capitalization ratio, plus the adjusted term SOFR rate (based on one, three or six-month interest periods). The Company is also obligated to pay other customary closing fees, arrangement fees, administration fees, commitment fees and letter of credit fees for a credit facility of this size and type.

A copy of the Amended and Restated Credit Agreement is filed by the Company as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Amended Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Number	Description
10.1+
Amended and Restated Credit Agreement, dated as of June 2, 2022, among Dream Finders Homes, Inc., Bank of America, N.A., as administrative agent, collateral agent and issuing bank, and the lenders named therein as parties thereto.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

	By:	/s/ Robert E. Riva

Robert E. Riva
Vice President, General Counsel and Corporate Secretary

Date: June 8, 2022